EXHIBIT 1
                                                                       ---------


                          MOTIVEPOWER INDUSTRIES, INC.
                                FOURTH AMENDMENT
                           DATED AS OF AUGUST 22, 1997
                TO RIGHTS AGREEMENT DATED AS OF JANUARY 19, 1996
        AND AMENDED AS OF APRIL 5, 1996, JUNE 20, 1996 AND JULY 25, 1996


     AMENDMENT dated as of August 22, 1997 to the Rights Agreement (the "Rights Agreement") dated as of January 19, 1996 and Amended as of April 5, 1996, June 29, 1996 and July 25, 1996 between MotivePower Industries, Inc., formerly MK Rail Corporation, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., formerly known as Chemical Mellon Shareholder Services, L.L.C. (the "Rights Agent").

     Pursuant to resolutions adopted by the Board of Directors of the Company on August 22, 1997 and the authority vested in the Board of Directors of the Company by Section 27 of the Rights Agreement, the Rights Agreement is hereby amended as follows:

     Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. Subsection (a)(i) is hereby deleted and replaced in its entirety as follows:

          (a)(i) the close of business on August 22, 2007 (the "Final Expiration Date")

     Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. Subsection (b) is hereby deleted and replaced in its entirety as follows:

          (b) Effective as of August 22, 1997, the Purchase Price for each one one-hundredth of Preferred Share purchasable pursuant to the exercise of a Right shall be $80.00, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

Attest:                                 MOTIVEPOWER INDUSTRIES, INC.
                                        (formerly MK Rail Corporation)
By: _________________________           By: ______________________________
    Jeannette-Fisher Garber                 John C. Pope
    Secretary                               Chairman


Attest:                                 CHASEMELLON SHAREHOLDER
                                        SERVICES, L.L.C. formerly known as
                                        Chemical Mellon Shareholder Services,
                                        L.L.C.,

By: _____________________________       By: ________________________________
Name:                                   Name:
Title:                                  Title: